Exhibit 99.1

News Release

CONTACT:	Steve Dale (Media)
(612) 303-0784
Judith T. Murphy (Analysts)
(612) 303-0783
U.S. BANCORP ANNOUNCES REDUCTION IN QUARTERLY DIVIDEND
Decision will preserve more than $2.6 billion of capital on an annualized basis
Flight to quality continues in first quarter 2009
MINNEAPOLIS (March 4, 2009) — The board of directors of U.S. Bancorp (NYSE: USB) has declared a quarterly dividend of $0.05 per common share, a reduction of $0.375, or 88.2 percent, from the $0.425 dividend per common share paid in the same quarter of 2008. The dividend is payable April 15, 2009, to shareholders of record at the close of business on March 31, 2009. At this quarterly dividend rate, the annual dividend is equivalent to $0.20 per common share.
U.S. Bancorp Chairman, President and Chief Executive Officer Richard K. Davis said, “The decision to reduce our quarterly dividend was thoughtfully considered and very difficult, given the importance of the dividend to our shareholders. It was, however, the right decision, as our industry continues to confront uncertainty in the financial markets and a weakening economy. It is important for our shareholders to know that we are not reducing the dividend and preserving capital from a position of weakness, but from a position of strength and a desire to continue to invest in and expand our business. We are benefiting from a flight to quality as we continue to lend, acquire deposits and grow our fee-based businesses. In addition, we are investing in our franchise and employees, positively impacting our customers and the communities we serve. A strong capital position is essential to manage, grow and prosper in this challenging environment. Our company’s capital position is solid, evidenced by a Tier 1 capital ratio of 10.6 percent at December 31, 2008. However, given the increasing focus on common equity as a measure of financial strength, we believe it is important to reduce the dividend and grow common equity as a proportion of total capital. Together with our company’s ability to generate capital through strong operating earnings, this dividend reduction will serve to fortify our capital base and ensure that our company can withstand the challenges facing the banking industry today, while remaining positioned to take advantage of opportunities for growth both now and in the future. Additionally, the preservation of capital will give our company the flexibility to redeem the U.S. Treasury’s preferred stock investment as soon as prudently possible.
“It is also important for our shareholders to know that we are committed to returning the dividend to a normalized rate as soon as possible. I am confident that the quality of our franchise and our disciplined approach to credit and risk management will enable this company to perform, and even thrive, during these difficult times and serve to further underscore what makes U.S. Bancorp distinctive among its peers.”
In other action, the board of directors has also declared a regular quarterly dividend of $218.75 per share (equivalent to $0.21875 per depositary share) on U.S. Bancorp’s Series B Non-Cumulative Perpetual Preferred Stock, payable April 15, 2009, to stockholders of record at the close of business on March 31, 2009.

Additionally, the board of directors declared a regular quarterly dividend of $492.19 per share (equivalent to $0.49219 per depositary share) on U.S. Bancorp’s Series D Non-Cumulative Perpetual Preferred Stock, payable April 15, 2009, to stockholders of record at the close of business on March 31, 2009.
Davis and Andrew Cecere, vice chairman and chief financial officer, will host a conference call at 8:00 a.m. (CST) on Wednesday, March 4, 2009 to discuss today’s dividend announcement and give a brief business update. The conference call will be available by telephone or Internet. Presentation slides related to today's discussion can be found on our website at usbank.com. To access the conference call from locations within the United States and Canada, please dial 866-316-1409. Participants calling from outside the United States and Canada, please dial 706-634-9086. The conference ID number for all participants is 88779470. For those unable to participate during the live call, a recording of the call will be available approximately two hours after the conference call ends on Wednesday, March 4th, and will run through Wednesday, March 11th, at 11:00 p.m. (CST). To access the recorded message within the United States and Canada, dial 800-642-1687. If calling from outside the United States and Canada, please dial 706-645-9291 to access the recording. The conference ID is 88779470. To access the webcast and slide presentation go to usbank.com and click on “About U.S. Bancorp” and then “Investor/Shareholder Information.” The webcast link can be found under “Webcasts and Presentations.”
Minneapolis-based U.S. Bancorp, with $266 billion in assets, is the parent company of U.S. Bank National Association, the 6th largest commercial bank in the United States. The company operates 2,791 banking offices and 5,164 ATMs in 24 states, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at usbank.com.
Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A continuation of the recent turbulence in significant portions of the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that any governmental program or legislation will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, by changes in the creditworthiness and performance of our counterparties, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.
For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile.” Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.
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